REGISTRATION  NO. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549
                    ---------------------------
                              FORM S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933
                    ----------------------------
                     Bell Atlantic Corporation
        (Exact name of registrant as specified in its charter)
    Delaware                         4811                   23-2259884
 (State or other jusirdiction  (Primary Standard          (I.R.S. Employer
    of incorporation or        Industrial Classification Identification Number)
      organization)                   Code Number)

                             1717 Arch Sreet
                      Philadelphia, Pennsylvania 19103
                             (215) 963-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Bell Atlantic Options Plus Plan

        Barbara L. Connor, Vice President-Finance, Controller and Treasurer Bell Atlantic Corporation
        1717 Arch Street, 49th Floor
        Philadelphia, Pennsylvania 19103
        (215) 963-6250

(Name, addrss, including zip code, and telephone number, including area code, of agent for service)
                    _______________________

Please send copies of all communications to:

                                      P. Alan Bulliner
                Vice President, Corporate Secretary and Counsel
                                Bell Atlantic Corporation
                             1717 Arch Street, 32nd Floor
                           Philadelphia, Pennsylvania 19103


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                                     Proposed      Proposed
  Title of each           Amount      Maximum      Aggregate       Amount of
Class of Securities        to be      Offering      Maximum       Registration
to be  registered       Registered    Per unit    Offering Price      Fee
- -------------------------------------------------------------------------------

 Common Stock, Par        650,000     $53.8125     $34,978,125      $12,062
Value $1.00 per share     Shares
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* Estimated solely for the purpose of determining the registration fee, required by Section 6(b) of the Securities Act of 1933, as amended
(the "Securities Act"), and calculated pursuant to Rule 457(h) under the
 Securities Act.
                      --------------------

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                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by Bell Atlantic with the SEC (File No. 1-8606) and are incorporated herein by reference:

  (1) Bell Atlantic's Annual Report on Form 10-K for the year ended December 31, 1994.

  (2) The description of the Company's Common Stock as contained in its Registration Statement on Form 10, filed under the Exchange Act on November 16, 1983, as updated by the description of amendments to Bell Atlantic's Certificate of Incorporation increasing the amount of authorized Common Stock contained in the Company's Proxy Statements dated February 28, 1986 and March 1, 1990.

  (3) The description of the Company's Shareholder Rights Plan contained in its Current Report on Form 8-K dated March 28, 1989.

       All documents filed by Bell Atlantic pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

       Copies of the above documents (excluding exhibits) may be obtained without charge upon written request directed to Investor Relations, Bell Atlantic Corporation, 1717 Arch Street, 31st Floor, Philadelphia, Pennsylvania 19103.

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              ITEM 5.  INDEPENDENT ACCOUNTANTS AND COUNSEL.

        The consolidated financial statements and financial statement schedules of Bell Atlantic Corporation and subsidiaries included in Bell Atlantic's 1994 Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report is incorporated herein by reference. These financial statements and financial statement schedules are incorporated herein in reliance upon the report of Coopers & Lybrand

         Mr. P. Alan Bulliner, Vice President, Corporate Secretary and Counsel of the Company has passed upon the legality of the securities being offered pursuant to the Plan. As of January 31, 1995, Mr. Bulliner owned beneficially and had options to acquire 22,357 shares of Common Stock of Bell Atlantic.


               ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers under certain circumstances.
Generally such persons must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding,such person must also have had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no such indemnific be made if such person shall have been adjudged to have been liable to the corporation, unless, and only to the extent, the court in which the proceeding was brought, or the Delaware Court of Chancery, orders such indemnification. When the director or officer successfully defends any such civil or criminal proceeding, indemnification is required. The Company's By-Laws provide for indemnification of officers and directors in accordance with the Delaware General Corporation Law.

       The Certificate of Incorporation of the Company also limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


ITEM 8.  EXHIBITS

        Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

EXHIBIT
NUMBER
- -------

   5 Opinion of P. Alan Bulliner, Vice President, Corporate Secretary and Counsel of Bell Atlantic, as to the legality of the securities registered.

  23a Consent of Coopers & Lybrand L.L.P.

  23b Consent of P. Alan Bulliner is contained in the opinion of counsel filed as Exhibit 5.

  24  Powers of Attorney.


                         ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 (other than the insurance policies referred to herein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered ,the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON THE 17th DAY OF APRIL, 1995.

                   BELL ATLANTIC CORPORATION

                              By:

                 /s/ William O. Albertini
                    (William O. Albertini,
                  Executive Vice President and
                   Chief Financial Officer)


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN
SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON
THE DATE INDICATED.
                                                )
PRINCIPAL EXECUTIVE OFFICER:                    )
Raymond W. Smith, Chairman and Chief            )
                  Executive Officer             )
                                                )
PRINCIPAL FINANCIAL OFFICER:                    )
Wiilliam O. Albertini,  Executive Vice President)
                        and Chief Financial     )
                        Officer                 )
                                                )
PRINCIPAL ACCOUNTING OFFICER:                   )
Barbara L. Connor,  Vice President-Finance ,    )
                    Controller and              )
                    Treasurer                   )
                                                )        By:
DIRECTORS:                                      )
                                                )
William W. Adams                                )
William O. Albertini                            )
Larry T. Babbio, Jr.                            )
Thomas E. Bolger                                )    (William O. Albertini,)
Frank C. Carlucci                               )    individually and as
William G. Copeland                             )     attorney-in-fact)
James G. Cullen                                 )
James H. Gilliam, Jr.                           )
Thomas H. Kean                                  )
John C. Marous, Jr.                             )     April 17, 1995
John F. Maypole                                 )
Joseph Neubauer                                 )
Thomas H. O'Brien                               )
Rosanne L. Ridgway                              )
Raymond W. Smith                                )
Shirley Young                                   )


                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE TRUSTEE (OR OTHER PERSONS WHO ADMINISTER THE EMPLOYEE
BENEFIT PLAN), HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE
SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF PHILADELPHIA ON THE 17th OF APRIL, 1995.

                       By:   /s/  Graham Ragland
                                  (AVP - Compensation and
                                         Benefits)

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